CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2025, relating to the financial statements and financial highlights of LoCorr Macro Strategies Fund, LoCorr Long/Short Commodities Strategy Fund, LoCorr Market Trend Fund, LoCorr Dynamic Opportunity Fund, LoCorr Spectrum Income Fund, and LoCorr Hedged Core Fund, each a series of LoCorr Investment Trust, which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of LoCorr Strategic Allocation Fund, a series of LoCorr Investment Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
April 29, 2025